CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
KENTEX ENERGY INC.

I, the undersigned, President and Secretary of Kentex Energy Incorporated do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of December, 1999, adopted a resolution to amend the Articles of Incorporation of the corporation, as follows:

         Article 2 is hereby amended to read as follows:

         The name of the corporation has been changed from Kentex Energy Incorporated to:

                          Home Financing Centers, Inc.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 21,600,213; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote.

                                                                                            /s/ Matthew Markin
                                                                                           MATTHEW MARKIN
                                                                                           President, Secretary